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                                                                    EXHIBIT 99.6




                           INCENTIVE STOCK OPTION PLAN
                                OF AUGUST 1, 1992


1.      PURPOSE OF THE PLAN

        This Incentive Stock Option Plan of August 1, 1992 (hereinafter referred to as the "Plan"), is intended to encourage ownership of shares of Summa Four, Inc. (hereinafter referred to as "Summa Four"), by key employees of Summa Four and its subsidiaries and to provide additional incentive for them to promote the success of the business. This Plan is adopted in accordance with the provisions of Section 422 of the Internal Revenue Code as Amended.

2.      SHARES SUBJECT TO THE PLAN

        There will be reserved for use upon the exercise of options to be granted from time to tine under the Plan (hereinafter referred to as "Options"), an aggregate of 100,000 common shares, of the par value of $.0l per share (hereinafter referred to as "Common Shares"), of Summa Four, which shares may be in whole or in part, as the Board of Directors of Summa Four shall from time to time determine, authorized but unissued Common Shares or issued Common Shares which shall have been reacquired by Summa Four. Options shall not be granted in any year ending with December 31 (hereinafter referred to as the "Plan Year"), for in excess of the aggregate number of shares available for issuance under the Plan; provided, however, that if an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan still have been terminated) be added to the shares otherwise available for Options which may be granted in accordance with the terms of the Plan.

3.      ADMINISTRATION OF THE PLAN

        The Board or Directors, subject to the provisions of the Plan, shall have plenary authority in its discretion to determine the employees of Summa Four and its subsidiaries to whom Options shall be granted, and the time or times at which Options shall be granted; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it. The Board shall hold its meetings with respect to the Plan at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All action of the Board shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of its members and actions so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Board shall make such rules and regulations for the conduct of its business as it shall deem advisable.

4.      EMPLOYEES TO WHOM OPTIONS MAY BE GRANTED

        An Option may be granted in each Plan Year to each key employee of Summa Four or one or more of its subsidiaries as defined in Section of 424 of the Internal Revenue Code, who shall be selected by the Board whether or not in any case the grantee shall have received one or more options hereunder in any previous Plan Year or Years.



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        No person to whom options are granted hereunder shall receive options, first exercisable during any single calendar year, for shares, the fair market value of which (determined at the time of grant of the options) exceeds $100,000. Accordingly, no optionee shall be entitled to exercise options in any single calendar year, except to the extent first exercisable in previous calendar years, for shares of Common Stock the value of which (determined at the time of grant of the options) exceeds $100,000.

5.      FACTORS CONSIDERED IN GRANTING OPTIONS

        In making any determination as to employees (other than those who are also directors of Summa Four) to whom options shall be granted and as to the number of shares to be covered by such Options, the Board shall take into account the duties of the respective employees, their present and potential contributions to the success of Summa Four, and such other factors as the Board shall deem relevant in connection with accomplishing the purpose of the Plan.

6.      OPTION PRICES

        The purchase price of the common shares shall be not less than fair market value and as determined by the Board.

        The purchase price per share of Common Stock purchasable under options granted pursuant to this Plan to a person who owns more than 10 percent of the voting power of the Corporation's voting stock shall not be less than 110 percent of the fair market value of such shares, at the time the options are granted. For the purposes of the preceding sentence (a) the employee shall be considered as owning the stock owned directly or indirectly by or for himself, the stock which the employee may purchase under outstanding options and the stock owned, directly or indirectly, by or for his brothers and sisters (whether of the whole or half blood), spouse, ancestors, and lineal descendants and (b) stock owned directly or indirectly by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

7.      TERM OF OPTIONS

        The term of each option shall be ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as hereinafter provided.

        No option granted pursuant to the Plan to a person then owning more than 10 percent of the voting power of the Corporation's voting stock shall be exercisable after the expiration of five years from the date the option is first granted. For the purposes of the preceding sentence (a) the employee shall be considered as Owning the stock owned directly or indirectly by or for himself, the stock which the employee may purchase under outstanding options and the stock owned, directly or indirectly, by or for his brothers and sisters (whether of the whole or half blood), spouse, ancestors, and lineal descendants and (b) stock owned directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered an being owned proportionately by or for its shareholders, partners or beneficiaries.



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

8.      EXERCISE OF OPTIONS

        The Board of Directors of the Corporation shall fix the manner in which an Option may be exercised including the terms for the payment of the purchase price at time of exercise. Except as provided in Paragraphs 12 and 13 hereof, an Option may not be exercised at any time unless the holder thereof shall have been in continuous employ of Summa Four and/or of one or more of its subsidiaries, from the date of the granting of the option to the date of its exercise. Approved leaves of absence will not be considered as interruptions of continuity of employment. The holder of an option shall not have any of the rights of a shareholder with respect to the shares covered by this Option, except to the extent that one or more of the certificates for such shares shall be delivered to him upon the due exercise of the Option.

9.      INVESTMENT LETTER

        No Option granted under this Plan may be exercised unless the employee or successor to said employee under Paragraph 12 or Paragraph 13, shall execute an Investment Letter substantially in the form of Exhibit B attached hereto and said letter has been complied with by Summa Four and the employee or his successor.

10.     NON-TRANSFERABILITY

        An Option shall not be transferable otherwise than by Will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the employee, only by him.

11.     TERMINATION OF EMPLOYMENT

        In the event that the employment of an employee to whom an Option shall have been granted shall be terminated (otherwise than by reason of death), an Option or Options held by him, to the extent not theretofore exercised, shall forthwith terminate. So long as the holder of an Option shall continue to be an employee of Summa Four or one or more of its subsidiaries, his Options shall not be affected by any change of duties or position. Nothing in the Plan or in any option agreement shall confer upon any employee any right to continue in the employ of Summa Four or any of its subsidiaries, or interfere in any way with the right of Summa Four or any such subsidiary to terminate his employment.

12.     DEATH OF AN EMPLOYEE

        If any employee to whom an option shall have been granted shall die while he shall be employed by Summa Four or one or more of its subsidiaries, such Option may be exercised (to the extent that the employee shall have been entitled to do so at the date of his death) by a legatee or legatees of the employee under his last Will or by his personal representatives or distributes, at any time within three months after his death, unless otherwise determined by the Directors.

13.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

        In the event of changes in the outstanding Common Shares of Summa Four by reason of share dividends, split-ups, recapitalizations, mergers, consolidations, combinations, or exchange of shares, separation, re-organizations, or liquidations, the number and class of shares available



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under the Plan in the aggregate and in any Plan Year and the maximum number of shares to which Option way be granted to any employee shall be correspondingly adjusted by the Board of Directors. No adjustment shall be made in the minimum number of shares which may be purchased at any time.

14.     EFFECTIVENESS OF PLAN

        The Plan shall become effective on such date as the Board of Directors shall determine. The shareholders of Summa Four shall, by the affirmative vote of a majority in interest of the Common Shares, approve the Plan within twelve months of its adoption by the Board of Directors.

15.     TIME OF GRANTING OPTIONS

        The granting of an Option shall take place only when a written Option agreement substantially in the form of the Option agreement which is attached hereto marked Exhibit A shall have been duly executed and delivered by or on behalf of Summa Four and the employee to whom such Options shall be granted.

16.     TERMINATION AND AMENDMENT OF PLAN

        The Plan shall terminate on July 31, 2002, and an Option shall not be granted under the Plan after that date. The Plan (including the form of Option agreement which is attached hereto marked Exhibit A) may at any time or from time to time be terminated, modified, or amended by the shareholders of Summa Four, by the affirmative vote of a majority in interest of the Common Shares. The Board of Directors may at any time and from time to time modify or amend the Plan (including such form of Option agreement) in such respects as it shall deem advisable to conform to any change in the law.

                                SUMMA FOUR, INC.
                           BOARD OF DIRECTORS MEETING
                                FEBRUARY 3, 1993

                                      . . .

        The Board, by unanimous vote, confirmed its interpretation of the 1992 Employee Incentive Stock Option Plan consistent with prior option plans that the intent and language of the 1992 Employee Incentive Stock Option Plan that in the event of the proposed merger, dissolution or liquidation of the corporation or in the event of a proposed sale of substantially all of the assets of the corporation each holder of an outstanding option shall receive written notice of a thirty day period prior to the date of such merger, dissolution, liquidation or sale during which each optionee shall have the right to exercise his option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable. To the extent that any such exercise relates to the shares which are not otherwise purchasable by the employee at such time such exercise shall be contingent upon the consummation of such merger, dissolution or sale.

                                      . . .


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                                    EXHIBIT A


                            EMPLOYEE OPTION AGREEMENT


        OPTION AGREEMENT made this _____ day of _____________, _______ between Summa Four, Inc., a Delaware corporation, hereinafter called the Corporation, and _________________ an employee of the Corporation or one or more of its subsidiaries, hereinafter called the Employee.

        The Corporation desires, by affording the Employee an opportunity to purchase its Common Shares, of the par value of $.01 per share, hereinafter called the Common Shares, as hereinafter provided, to carry out the purpose of the Incentive Stock Option Plan of August 1, 1992, approved by its shareholders.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                1. GRANT OF OPTION: The Corporation hereby irrevocably grants to the Employee the right and Option, hereinafter called the Option, to purchase all or any part of an aggregate of Common Shares (such number being subject to adjustment as provided in paragraph 8 hereof) on the terms and conditions herein set forth.

                2. PURCHASE-PRICE: The Purchase Price of the Common Shares covered by the Option shall be $________ per share flat or exdividend.

                3. TERM OF OPTION: The Term of the option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as provided in Paragraphs 5 and 6 hereof. The option may be exercised in accordance with the following schedule: ___________ on or after ___________; an additional __________ on or after _______________; an additional ________on or after
____________; an additional _______ on or after ___________; and an additional
________ on or after ___________. The Purchase Price of the shares as to which the Option shall be exercised shall be paid in full at the time of exercise. Except as provided in Paragraphs 5 and 7 hereof, the Option may not be exercised at any time unless the Employee shall have been in continuous employ of the corporation, and/or one or more of its subsidiaries, from the date hereof to the date of the exercise of the Option. The Holder of the Option shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option.

                4. INVESTMENT LETTER: This Option may not be exercised unless and until an Investment Letter substantially in the form of Exhibit B, attached hereto, is signed by the Employee or successor to the Employee under the Plan and such letter has been complied with by the Corporation.

                5. NON-TRANSFERABILITY: The Option shall not be transferable otherwise than by Will or the laws of descent and distribution, and the Option way be exercised, during the



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lifetime of the Employee, only by him. More particularly (but without limiting the generality of the foregoing), the option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

                6. TERMINATION OF EMPLOYMENT: In the event that the employment of the Employee shall be terminated (otherwise than by reason of death), any option or options held by him, to the extent not theretofore exercised, shall forthwith terminate. So long as the Employee shall continue to be an employee of the Corporation or one or more of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Employee any right to continue in the employ of the Corporation or of any of its subsidiaries or interfere in any way with the right of the corporation or any such subsidiary to terminate his employment.

                7. DEATH OF EMPLOYEE: If the Employee shall die while he shall be employed by the Corporation or one or more of its subsidiaries, the option may be exercised (to the extent that the employee shall have been entitled to do so at the time of his death) by a legatee or legatees of the Employee under his last Will, or by his personal representatives or distributees, any time within three months after his death unless otherwise extended by the Board of Directors.

                8. CHANGES IN CAPITAL STRUCTURE. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Shares or Common Shares shall be changed into the same class or classes, the person or persons so exercising the option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if Common Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Paragraph 2 hereof) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such shared dividends, split-ups, recapitalizations. mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

                9. LIMITATION: The Employee shall not exercise any one or more Options hereunder if and to the extent that the Employee would thereby be entitled to purchase common shares in any one calendar year the value of which, determined at the time of the grant of the Option or Options, would exceed $100,000; provided, however, that such exercise shall nonetheless be permitted if and to the extent that the right to first exercise said options shall have accumulated over a number of years rather than having first occurred in the year of exercise.


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               10. METHOD OF EXERCISING OPTION: Subject to the terms and
conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation at the office of the Corporation now located at 25 Sundial Avenue, Manchester, New Hampshire and by compliance with the provisions of Paragraph 4 of this Agreement. Such notice shall state the election to exercise the option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the option. Such notice shall either: (a) be accompanied by payment of the full Purchase Price of such shares, in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received; or (b) fix a date (not less than five (5) nor more than ten (10) business days from the date such notice shall be received by the Corporation) for the payment of the full Purchase Price of such shares at the Corporation, against delivery of a certificate or certificates representing such shares. Payment of such Purchase Price shall, in either case, be made by check payable to the order of the Corporation. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the option, shall be registered in the name of the employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the option. In the event the option shall be exercised, pursuant to Paragraph 7 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

               11. GENERAL: The Corporation shall at all times during the Term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which in the opinion of counsel for the Corporation, shall be applicable thereto.

               12. SUBSIDIARY: As used herein, the term "Subsidiary" shall mean a present or future corporation which should be a "subsidiary corporation" of the Corporation, as that term is defined in Section 424 of the internal Revenue Code of 1986.



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



        IN WITNESS WHEREOF, the Corporation has caused the Option Agreement to be duly executed by its officers thereunto duly authorized and the employee has hereunto set his hand and seal, all as of the day and year first above written.

Corporate Seal                                 SUMMA FOUR, INC.

Attest                                         By:
                                                  ------------------------------


-----------------------------------            ---------------------------------
Secretary                                      Employee



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                                    EXHIBIT B





SUMMA FOUR, INC.
25 Sundial Avenue
Manchester, New Hampshire 03103

Gentlemen:

        This letter is being delivered to you in connection with the sale to me by you this date of ___________________________________ shares of your common stock, par value $.01 per share (the "Shares") , and as an inducement to you to make such sale. In connection therewith, I hereby represent and warrant to and agree with you as follows:

                1. I have reviewed the current _______ financial data of the Corporation and have had access to all marketing projections and product descriptions dealing with the Corporation's current and future business and have received copies of those documents which I requested.

                2. I have had such opportunity as I deemed adequate to obtain from you such information as is necessary to permit the evaluation of the merits and risks of my purchase of the Shares. In this connection, during the course of the negotiations leading up to my purchase of the Shares, you also have made available to me (a) adequate opportunity to meet with, to ask questions of and to receive answers from your executive officers regarding any matters relating (i) to my purchase of the Shares and (ii) to you, your past and current operations and financial condition as well us your future plans, - all to the extent that such information is required by Schedule A of the Securities Act of 1933, as amended (the "Securities Act"), and (b) adequate access to such of your books, records, properties and installations an seemed appropriate, based upon my present knowledge, to verify the accuracy of the information obtained as specified above.

                3. I am sufficiently experienced in business, financial and investment matters to be capable of utilizing all of the information which I have received as specified above, evaluating risks involved in my acquisition of the Shares and making an informed investment decision relative to that acquisition.

                4. I understand that I must bear the economic risk of my investment in the Shares for an indefinite period of time inasmuch as the Shares have not been registered under the Securities Act and, therefore, cannot be sold, pledged or transferred unless they are subsequently registered under the Securities Act or, subject to compliance with the provisions of Section 6, below, an exemption from such registration is available. I understand that you have no obligation, and do not presently intend, to register the Shares. I also understand that in the absence of such registration, I may effect limited sales of the Shares in reliance upon the exemption from registration defined or granted by Rule 144 under the Securities Act if, and only if, at the time of such proposed sale, such Rule is then applicable and all the terms and conditions of such Rule are complied with. and that if such Rule then applies, compliance with Regulation A under the Act or some other disclosure exemption will be required. I understand that you have no present obligation, and do not presently intend, to make available such adequate current public information as is necessary in order to permit transfer of the Shares in accordance with the provisions of said Rule 144.

                5. I can at this time afford complete loss of my investment in the Shares, and I am able to bear the economic risk of holding the Shares for an indefinite period.

                6. I am not an "underwriter" within the meaning of Section 2 (11) of the Securities Act. I will acquire the Shares f or my own account for investment and not with a view to distribution or on behalf of other persons. I will not sell, pledge, transfer or otherwise dispose of all or any of the Shares, and I agree that you may refuse to transfer any of the Shares on your transfer books unless and until either:

                        (a) a registration statement under the Securities Act, or a post-effective amendment to such a registration statement, covering the Shares proposed to be sold, pledged, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, pledge, transfer or other disposition shall be in effect and effective under the Securities Act; or

                        (b) a representative of the Securities and Exchange Commission (the "Commission") authorized to give such advice shall have rendered written advice to you or to me, to the effect that the Commission would take no action, or that the staff of the Commission would not recommend to the Commission that it take action, with respect to the proposed sale, pledge, transfer or other disposition if consummated, and such proposed sale, pledge, transfer or other disposition shall be consummated as specified in such request; or

                        (c) counsel representing me and satisfactory to you shall have advised you in a written opinion satisfactory to you that no registration under the Securities Act would be required in connection with the proposed sale, pledge, transfer or other disposition, and such opinion shall have been delivered to you at least 15 calendar days in advance of the proposed sale, pledge, transfer or other disposition; or

                        (d) I shall have filed with the Commission and with the principal national securities exchange, if any, on which your common stock may be admitted to trading, the required number of copies of Form 144 and all required amendments thereto, and shall have delivered to you such additional information as you may have reasonably requested establishing my bona fide intention to sell the Shares referred to in such Form 144 and establishing that the sale is exempt from the registration provisions of the Securities Act by reason of Rule 144 thereunder.

        You shall place on certificates representing the Shares (and on any certificate subsequently issued in substitution therefore unless one of the conditions specified in paragraphs (a), (b), (c) or (d) above, shall have occurred) a legend stating in substance:

        "The Shares evidenced by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. These Shares may not be sold, pledged,



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

transferred or otherwise disposed of in the absence of such registration or exemption therefrom under such Act. The shares are restricted pursuant to the provisions of an agreement between Summa Four, Inc. and _______________, a copy of which will be furnished by the Corporation to the holder of this certificate upon written request and without charge."

        You may, at your discretion, cause stop transfer orders to be placed with your transfer agent(s) with respect to the certificates for the Shares on which such legend has been placed. When one or more of the conditions not forth in paragraphs (a), (b), (c) or (d) above shall have occurred, you shall instruct in writing the transfer agent(s) of your common stock to remove any and all stop transfer orders with respect to the certificates for the subject Shares (delivering to you, or in the case of a proposed sale of Shares pursuant to Rule 144, any other person or entity referred to in Rule 144 (a)(2), copies of such written instructions) and shall arrange for the prompt delivery to me or such other person or entity, as the case may be, in exchange for outstanding certificates for such Shares, of certificates (representing the appropriate number of Shares) issued without any legend endorsed thereon.

                7. I HAVE READ THIS AGREEMENT CAREFULLY AND FULLY UNDERSTAND ITS PROVISIONS.


WITNESS:


-------------------------------------         ---------------------------------
                                              Employee




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